                                                     EX-10.3

Attachment 1 to Retirement Agreement

Consulting and Restrictive Covenants Agreement

Consulting and Restrictive Covenants Agreement (this “Agreement”) retroactive and effective as of March 5, 2021 (the “Effective Date”), between Pactiv Evergreen Inc. (the “Company”) and John McGrath (“Consultant”). The Company and its direct and indirect subsidiaries, as they may exist from time to time, are referred to in this Agreement at times as the “PEI Group”. The PEI Group are intended third party beneficiaries of the Company under this Agreement with the rights, but not the obligations, of the Company. The Board of Directors of the Company (the “Board”) may elect to exercise certain rights on behalf of the Company or any other member of the PEI Group as provided in this Agreement.

Preliminary Statement

A.Pactiv LLC (“Pactiv”) and Consultant entered into an Amended and Restated Employment Agreement on July 8, 2019 (the “Employment Agreement”).

B.Pursuant to the Employment Agreement, Consultant executed a Restrictive Covenants Agreement with Pactiv, attached as Schedule B to the Employment Agreement (the “2019 Restrictive Covenants Agreement”), as a condition to Pactiv’s obligations under the Employment Agreement.

C.While continuing his employment with Pactiv, the Board appointed Consultant as the Chief Executive Officer of PEI and as a director of PEI in 2020. Consultant also was appointed and served as a director, officer or in various other positions with members of the PEI Group.

D.Consultant resigned his employment with Pactiv, and resigned from all director, officer and other positions with members of the PEI Group, effective March 5, 2021.

E.In recognition of his decades of service to Pactiv and his successful leadership of the PEI Group through the initial public offering of PEI, the Company entered into a Retirement Agreement with Consultant, retroactive and effective March 5, 2021, which grants Consultant certain additional benefits in exchange for him entering into this Agreement with PEI (the “Retirement Agreement”).

F.Pursuant to the terms of the Retirement Agreement, Consultant has agreed to continue to provide services to the Company and the other members of the PEI Group from March 6, 2021 through March 5, 2022 (such period, the “Consulting Period). In the event the Company or Consultant terminate the consulting services set forth in the Retirement Agreement before the final date of the Consulting Period, for purposes of this Agreement, the term “Consulting Period” will continue to cover the entirety of the period from March 6, 2021 through March 5, 2022 and will not give effect to such termination event.

G.The execution of this Agreement is a condition to Pactiv LLC’s entry into and obligations under the Retirement Agreement.

H.This Agreement supplements, and does not override, the 2019 Restrictive Covenants Agreement; provided, however, that where the terms of this Agreement and the 2019 Restrictive Covenants Agreement conflict, this Agreement shall control. For the avoidance of doubt, nothing set forth in this Agreement shall supersede the 2019 Restrictive Covenants Agreement.

NOW, THEREFORE, the Company and Consultant agree as follows:

Agreement

1.	Definitions. As used in this Agreement:

(a)“Company Product” means any product developed, manufactured, produced or distributed by the Company or any other member of the PEI Group during the Consulting Period or during the 24- month period immediately preceding the Effective Date. Such a product shall only constitute a Company Product for purposes of this Agreement if, as a result of Consultant’s employment with, or Consultant’s provision of consulting services to, the Company or service to or representation of any other member of the PEI Group, Consultant had access to Proprietary Information related to the product or Consultant

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

Between Pactiv Evergreen Inc. and John McGrath Page 1 of 14

                                                     EX-10.3

Attachment 1 to Retirement Agreement

designed, marketed, advised on or interacted with Customers, Prospective Customers or industry representatives regarding the product during the Consulting Period or the 12-month period immediately preceding the Effective Date.

(b)“Competitive Activity” means the marketing, distribution, promotion, sales, development, delivery, financing or servicing of any Company Product. For the avoidance of doubt, “Competitive Activity” includes any actions which may result in any entity becoming a Competitor Company, including any preparation, financing or other actions in which an entity may enter into the business of marketing, distributing, promoting, selling, developing, delivering, financing or servicing any Company Product.

(c)“Competitor Company” means (i) those entities listed on Attachment 1 plus (ii) such other entities that the Company reasonably determines in good faith are or may reasonably become engaged in a Competitive Activity, minus (iii) such entities that the Company reasonably determines in good faith are no longer engaged in a Competitive Activity.

(d)“Customer” means any business, including without limitation customers or distributors, with whom the Company or any other member of the PEI Group transacted business during the Consulting Period or during the 24-month period immediately preceding the Effective Date. Such a person or entity shall only constitute a Customer for purposes of this Agreement if, as a result of Consultant’s employment with, or provision of consulting service to, the Company or service to or representation of any other member of the PEI Group, Consultant had Material Contact with, or knew Proprietary Information of or about, or advised on, the Customer during the Consulting Period or during the 24- month period immediately preceding the Effective Date.

(e)“Material Contact” means any contact between Consultant and any Customer or Prospective Customer:

(1)	with whom or with which Consultant dealt on behalf of the Company or any other member of the PEI Group;

(2)	whose dealings with the Company or any other member of the PEI Group were coordinated or supervised by Consultant;

(3)

who receives products or services sold or provided by the Company or any other member of the PEI Group, the sale or provision of which results or resulted in compensation, commissions, or earnings for Consultant, during the Consulting Period or within the 12-month period preceding the Effective Date; or

(4)	that resulted in Consultant obtaining Proprietary Information about a Customer or Prospective Customer.

(f)“Proprietary Information” means confidential or proprietary information or trade secrets of the Company or any other member of the PEI Group, or of any customer, supplier or other person who entrust their confidential or proprietary information or trade secreted to the Company or any other member of the PEI Group (each being a “Protected Party”), including, but not limited to, materials and information, whether written, electronic, or otherwise: (1) disclosed to Consultant or known by Consultant as a result of his or her employment with, or provision of consulting services to, the Company or service to or representation of any other member of the PEI Group, (2) which is not generally known, and (3) which relates to or concerns the Protected Party’s: innovations; ideas; plans; processes; structures; systems; know-how; algorithms; computer programs; software; code; publications; designs; methods; techniques; drawings; apparatuses; government filings; patents; patent applications; materials; devices; research activities; reports and plans; specifications; promotional methods; financial information; forecasts; sales, profit and loss figures; personal identifying information of employees; marketing and sales methods and strategies; plans and systems; customer protocols and training programs; customer, prospective customer, vendor, licensee and client lists; information about customers, prospective customers, vendors, licensees and clients; information about relationships between Protected Party or its affiliates and their business partners, acquisition prospects, vendors, suppliers, prospective customers, customers, employees, owners, licensees and clients;

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

information about deals and prospective deals; information about products, including but not limited strengths, weaknesses and vulnerabilities of existing products, as well as product strategies and roadmaps for future products and releases; and information about pricing including but not limited to license types, models, implementation costs, discounts and tolerance for discounts. Proprietary Information shall also include all information and matters specifically designated as proprietary and/or confidential by the Protected Party or its affiliates or their customers or other business partners. The following information will not be considered Proprietary Information under this Agreement: (1) information that has become generally available to the public through no wrongful act of Consultant;

(2) information that Consultant identified prior to Consultant’s employment with the Company; and (3) information that is disclosed to the public pursuant to the binding order of a government agency or court.

(g)“Prospective Customer” means any prospective business, including without limitation prospective customers and prospective distributors, with whom the Company or any other member of the PEI Group was attempting to transact business during the Consulting Period or within the 12 months immediately preceding the Effective Date. Such a person or entity shall only constitute a Prospective Customer for purposes of this Agreement if, as a result of Consultant’s employment with, or provision of consulting service to, the Company or service to or representation of any other member of the PEI Group, Consultant had Material Contact with, or knew Proprietary Information of or about, or advised on, the Prospective Customer during the Consulting Period or within the 12 months immediately preceding the Effective Date.

2.Legitimate Interest. Due to the nature of the business of the Company or any other member of the PEI Group, certain of the employees and consultants of the Company or any other member of the PEI Group, including Consultant, have access to Proprietary Information. Likewise, via their employment and/or provision of services, certain of the employees and consultants of the Company or any other member of the PEI Group, including Consultant, receive specialized training and/or shall be introduced to, given the opportunity to develop personal contacts with, and actually develop an advantageous familiarity as to the Customers and Prospective Customers. If the confidential or “trade secret” information, specialized training, or contacts and familiarity were made available to the competitors of the Company or any other member of the PEI Group or other individuals outside the Company, or otherwise used against the interests of the Company or any other member of the PEI Group, it would undoubtedly result in a loss of business or competitive position for the Company or other members of the PEI Group and/or harm the goodwill of the Company or other members of the PEI Group and their investment in developing and maintaining its business relationships. Consultant also agrees he held a position uniquely essential to the management, organization, and/or service of the Company or other members of the PEI Group and the business of the PEI Group is inherently national in character.

3.	Work Made for Hire – Assignment of Inventions.

(a)Consultant understands and agrees all “Work” (defined to mean all concepts, data, databases, inventions, formulas, discoveries, improvements, trade secrets, original works of authorship, know-how, algorithms, computer programs, software, code, publications, websites, designs, proposals, strategies, processes, methodologies and techniques, and any and all other information, materials and intellectual property, in any medium) that Consultant, alone or jointly, creates, conceives, develops, or reduces to practice or causes another to create, conceive, develop, or reduce to practice, shall be a “work made for hire” within the meaning of that term under United States Copyright Act, 17 U.S.C. §§101 et seq. Consultant agrees that Consultant shall promptly disclose to the Company, or any persons designated by it, all Work. Consultant agrees to and hereby assigns and transfers to the Company, effective as of the date of its creation, any and all rights, title and interest Consultant may have or may acquire in any Work (including any Work not deemed, for whatever reason, to have been created as a work made for hire), effective as of the date of its creation, including any and all intellectual property rights in the Work, and the right to prosecute and recover damages for all infringements or other violations of the Work.

(b)Consultant hereby gives the Company or any other member of the PEI Group the unrestricted right to use, display, distribute, modify, combine with other information or materials, create derivative works based on, sell, or otherwise exploit for any purpose, the Work and any portion thereof, in any manner and medium throughout the world. Consultant irrevocably waives and assigns to the Company

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

any and all so-called moral rights Consultant may have in or with respect to any Work. Upon the Company’s request, Consultant shall promptly execute and deliver to the Company any and all further assignments, patent applications, or such other documents as the Company may deem necessary to effectuate the purposes of this Agreement. Consultant hereby irrevocably designates and appoints the Company and its officers and agents as Consultant’s agent and attorney-in-fact, with full powers of substitution, to act for and on Consultant’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts as permitted in the preceding paragraph with the same legal effect as if executed by Consultant. The foregoing agency and power shall only be used by the Company if Consultant fails to execute within five business days after the Company’s request related to any document or instrument described above. Consultant hereby waives and quitclaims to the Company all claims of any nature which Consultant now has or may later obtain for infringement of any intellectual property rights assigned under this Agreement or otherwise to the Company.

(c)Consultant has identified on Attachment 3 all inventions or improvements relevant to the subject matter of Consultant’s engagement with the Company or any other member of the PEI Group that Consultant desires to remove from the operation of this Agreement, and Consultant’s restrictions. If there is no such list on Attachment 3, Consultant represents that Consultant has made no such inventions and improvements at the time of signing this Agreement.

(d)The provisions of this Agreement requiring the assignment to the Company of Consultant’s rights to certain inventions do not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company or any other member of the PEI Group was used and which was developed entirely on the Consultant’s own time, unless (1) the invention relates directly to the business of the Company or any other member of the PEI Group, or (2) to the actual or demonstrably anticipated research or development of the Company or other members of the PEI Group, or (3) the invention results from any work performed by the Consultant for the Company or other members of the PEI Group.

4.	Restrictive Covenants.

(a)Non-Solicitation of Customers. Consultant agrees that, during the Consulting Period and for a period of 24 months following the final date of the Consulting Period, Consultant shall not, on behalf of any entity or person other than the Company or any other member of the PEI Group, directly or indirectly, contact or solicit any Customer, for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of a Company Product.

(b)Non-Solicitation of Prospective Customers. Consultant agrees that, during the Consulting Period and for a period of 24 months following the final date of the Consulting Period, Consultant shall not, on behalf of any entity or person other than the Company or any other member of the PEI Group, directly or indirectly, contact or solicit any Prospective Customer, for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of a Company Product.

(c)Non-Solicitation of Employees. Consultant agrees that, during the Consulting Period and for a period of 24 months following the final date of the Consulting Period, Consultant shall not, directly or indirectly: (1) induce or attempt to induce any employee of the Company or any other member of the PEI Group or of any of their respective affiliates with whom Consultant had a working relationship during the Consulting Period or during the 24 months prior to the Effective Date to terminate his or her employment with the Company; (2) hire or employ, or attempt to hire or employ, any employee of the Company or of any other member of the PEI Group or of any of their respective affiliates with whom Consultant had a working relationship during the Consulting Period or during the 24 months prior to the Effective Date; or (iii) assist any other person or entity in doing any of the foregoing.

(d)Non-Competition. Consultant agrees that, during the Consulting Period and for a period of 24 months following the final date of the Consulting Period, Consultant shall not, directly or indirectly, (1) provide services to any Competitor Company as an employee, officer, director, consultant, advisor, contractor, agent or other role, whether or not for consideration, or (2) anywhere in North America (United States, Mexico or Canada) or in any other country in which a member of the PEI Group manufactures, distributes or sells Company Products: (i) act in any capacity, including, without limitation, as an employee, officer, director, consultant, advisor, contractor, agent or other role, whether

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

or not for consideration, for any person or entity that is engaged in a Competitive Activity, or is actively planning to engage in a Competitive Activity with the Company or any other member of the PEI Group, to the extent Consultant would inevitably rely upon the Proprietary Information in his work for that person or entity; (ii) act in the same or substantially similar capacity that Consultant acted in for the Company or any other member of the PEI Group, including, without limitation, as an employee, officer, director, consultant, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity that is engaged in a Competitive Activity, or is actively planning to engage in a Competitive Activity with the Company or any other member of the PEI Group; (iii) act in any capacity, including, without limitation, as an employee, officer, director, consultant, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity that is engaged in any activity that could, in the reasonable determination of the Company or Board, result in such person or entity to become engaged in a Competitive Activity or to acquire, finance or otherwise engage in a transaction with person or entity that may be engaged in a Competitive Activity; (iv) act in any capacity, including, without limitation, as an employee, officer, director, consultant, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity engaged in the practice of venture capital, hedge fund, private equity, special purpose acquisition company or similar person or entity to the extent such person or entity is engaged in, or through a transaction would reasonably engage in, a Competitive Activity; (v) finance, invest in or otherwise take any ownership stake in any entity engaged in the activities set forth in this Section; provided, however, that minority ownership of no more than 5% of the outstanding shares of a publicly-traded company that may be engaged in a Competitive Activity shall not violate this clause as long as Consultant is in compliance with the other provisions of this Section or (vi) take, facilitate, or encourage any action the purpose or effect of which is to evade the intent of this subsection. Notwithstanding the national nature of the business of the Company or any other member of the PEI Group, the extent to which Consultant has been (or will be) exposed to the Company’s Proprietary Information, and the ability of Consultant to carry out Consultant’s work remotely, regardless of physical location, Consultant acknowledges the geographic scope of the restriction in this Section is reasonable and appropriate.

(e)Confidentiality Covenant. During the Consulting Period and at all times following the final date of the Consulting Period:

(1)

Consultant will not disclose or transfer, directly or indirectly, any Proprietary Information to any person or entity other than as expressly authorized by the Company. Consultant understands and agrees that disclosures authorized by the Company or the Board for the benefit of the Company or any other member of the PEI Group must be made in accordance with the policies and practices of the Company and Board designed to maintain the confidentiality of Proprietary Information, for example providing information after obtaining signed non-disclosure or confidentiality agreements;

(2)

Consultant will not use, directly or indirectly, any Proprietary Information for the benefit or profit of any person or organization, including Consultant, other than the Company or any other member of the PEI Group;

(3)

Consultant will not remove or transfer from any of the Company’s offices, premises or computer systems any materials or property of the Company or any other member of the PEI Group (including, without limitation, materials and property containing Proprietary Information), except as is strictly necessary in the performance of Consultant’s assigned duties as a consultant;

(4)

Consultant will not copy any Proprietary Information except as needed in furtherance of and for use in the business of the Company or any other member of the PEI Group. Consultant agrees that copies of Proprietary Information must be treated with the same degree of confidentiality as the original information and are subject to the same restrictions contained in this Agreement;

(5)

Consultant will promptly upon the Company’s or Board’s request, and in any event promptly upon the termination of Consultant’s services with the Company, return all materials and property removed from or belonging to the Company or any other

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

Between Pactiv Evergreen Inc. and John McGrath Page 5 of 14

                                                     EX-10.3

Attachment 1 to Retirement Agreement

member of the PEI Group and Consultant will not retain copies of any of such materials and property;

(6)

Consultant agrees to take all reasonable steps to preserve the confidential and proprietary nature of Proprietary Information and to prevent the inadvertent or accidental disclosure of Proprietary Information; and

(7)

Consultant will not use or rely on the confidential or proprietary information or trade secrets of a third party in the performance of Consultant’s work for the Company or any other member of the PEI Group except when obtained through lawful means such as contractual teaming agreements, purchase of copyrights, or other written permission for use of such information.

(f)Nondisparagement. Consultant shall not disparage, place in a false or negative light or criticize, or make any false statements that may damage the reputation of, orally or in writing, the Company or any member of the PEI Group, its business practices, products, policies, services, decisions, directors, officers, employees, agents, representatives, advisors or any other entity or person covered by this Agreement. The directors on the Board, the Chief Executive Officer of PEI and the Chief Financial Officer of PEI, in each case as of the date of this Agreement, will not disparage, place in a false or negative light or criticize, or make any false statements that may damage the reputation of, orally or in writing, Consultant.

(g)Noninterference. Consultant agrees that, during the Consulting Period and for a period of 24 months following the final date of the Consulting Period, Consultant shall not, on behalf of any entity or person other than the Company or any other member of the PEI Group, directly or indirectly, interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any member of the PEI Group and any of their respective Customers, Prospective Customers, suppliers, vendors, joint venturers or licensors or any other third-party with a relationship with the Company or any member of the PEI Group.

(h)Scope of Covenants. The parties desire for the restrictive covenants, including any time period and geographic scope, to be construed as broadly as permitted by applicable law. It is the parties’ intent, and a critical inducement to the Company entering into this Agreement, to protect and preserve the legitimate interests of the Company or any other member of the PEI Group, and thus the parties agree that the time period and the geographic coverage and scope of the restrictions herein are reasonable and necessary. However, if a court of competent jurisdiction finds that the time period of any of the foregoing restrictions is too lengthy, the geographic scope is too broad, or the agreement overreaches in any way, the parties authorize and respectfully ask the court to modify or, if modification is not possible, strike the offending portion, but only that portion, and grant the relief reasonably necessary to protect the interests of the Company or any other member of the PEI Group so as to achieve the original intent of the parties.

(i)Remedies. Consultant agrees that a threatened or existing violation of any of the restrictions contained in this Agreement would cause the Company irreparable injury to one or more of the Company or any other member of the PEI Group for which such person(s) would have any adequate remedy at law and agrees that the Company or any other member of the PEI Group will be entitled to obtain injunctive relief prohibiting such violation, including, without limitation, in the form of a temporary restraining order or preliminary injunction, in addition to any other rights and remedies available to it at law or in equity. Consultant also agrees that Consultant will be liable to the Company or any other member of the PEI Group for the attorneys’ fees, expert witness fees, and costs incurred by such person as a result of: (1) any action by the Company or other members of the PEI Group against Consultant to enforce any of the restrictions contained in this Agreement in which the Company or any other member of the PEI Group prevails in any respect, or (2) any action by Consultant against the Company or any other member of the PEI Group challenging the legal enforceability of any such restriction in which Consultant does not prevail. Consultant’s obligations under each sub-section of Section 4 of this Agreement are distinct, separable, and independently enforceable. The real or perceived existence of any claim or cause of action against the Company or any other member of the PEI Group, whether predicated on this Agreement or some other basis, will not alleviate Consultant of

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

Consultant’s obligations under this Agreement and will not constitute a defense to the enforcement by the Company or other members of the PEI Group of restrictions contained herein.

(j)Tolling of Time Periods. Consultant agrees that, in the event Consultant violates any subsection of Section 4 of this Agreement as to which there is a specific time period during which Consultant is prohibited from certain actions and activities, such violation shall toll the running of such time period from the date of such violation until the date the violation ceases.

(k)Inevitable Use of Proprietary Information. Consultant acknowledges and agrees that, following the termination of Consultant’s services, Consultant will possess the Proprietary Information which Consultant would inevitably use if Consultant were to engage in the conduct prohibited by Section 4 (including each of its sub-sections), that such use would be unfair and extremely detrimental to the Company or any other member of the PEI Group and, in view of the benefits provided to Consultant in this Agreement, that such conduct on his or her part would be inequitable. Accordingly, Consultant separately and severally agrees for the benefit of the Company and the other members of the PEI Group to be bound by each of the covenants described above.

5.Reasonable Restrictions. Consultant acknowledges that it is necessary and appropriate for the Company or any other member of the PEI Group to protect their legitimate business interests by restricting Consultant’s ability to engage in certain competitive activities and any violation of such restrictions would result in irreparable injury to the legitimate business interests of the Company or any other member of the PEI Group. The parties agree that the restrictions contained in this Agreement are drafted narrowly to safeguard the legitimate business interests of the Company or any other member of the PEI Group while not unreasonably interfering with Consultant’s ability to obtain other employment.

6.	Consulting Services.

(a)During the Consultancy Period, Consultant will provide the Company and its Board with advice upon request concerning or related to the business of the PEI Group, including, without limitation:

1)	The development, manufacture, distribution, marketing and promotion of goods and services by the Company and other members of the PEI Group around the globe.

2)	The procurement of goods and services by the Company and other members of the PEI Group around the globe.

3)	The business relationships of the Company and other members of the PEI Group with current and prospective customers, suppliers and other persons.

4)	The lawful provision or obtainment of competitive intelligence on existing and prospective competitors of the PEI Group around the globe.

5)	New markets and business opportunities that may be of interest to the PEI Group around the globe.

6)	The acquisition or disposition of businesses by the PEI Group around the globe.

Because the Consultant is retired, the Company will be respectful of his time and schedule and will not require more than eight (8) hours of consultation in a week from Consultant during the Consultancy Period. Consultant may provide his services from Florida or any other U.S. state in which he elects to reside. Consultant will not be required to travel to perform his services. To ensure his availability for consultation during the Consultancy Period and to avoid any actual or perceived conflict of interest in providing his services to the PEI Group, Consultant will not accept any employment with, nor provide any advice or other services to or on behalf of, any current or prospective customer or supplier, or any competitor, of the PEI Group during the Consultancy Period.

(b)Except for general delineation of Consultant’s duties in the prior Subsection, the Company will neither have nor exercise any control or direction over the specific methods or means by which

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

Consultant provides services. Consultant acknowledges that he is an agent and fiduciary of the Company under this Agreement but will not have any right to bind the Company or any other member of the PEI Group nor make any agreements, promises or representations on behalf of the Company or any other member of the PEI Group.

(c)In performing his services for the Company, Consultant warrants, represents and covenants to Pactiv that the following statements are, and will remain at all times, true, accurate and complete in all respect: (i) Consultant has complied, and will comply, with all federal, state and local laws, rules, regulations and ordinances applicable to the supply of goods and services under this Agreement; (ii) his services do not infringe, and will not infringe, upon or violate any trademarks, copyrights, trade secrets, patents, contractual rights or other proprietary rights of any third party; (iii) Consultant has and will maintain all necessary permits, licenses and insurance coverage required by applicable law to provide the services under this Agreement; (iv) Consultant has and will remain in compliance with the 2019 Restrictive Covenants Agreement and (v) Consultant does not and will not have any agreements with, nor right, title, interest or ownership in, any competitors of the PEI Group (other than minority ownership positions of less than five percent (5%) of the publicly traded securities of any such competitors).

(d)Consultant will comply at all times in all material respects with the Pactiv Evergreen Supplier Code of Conduct.

(e)Consultant will bear and pay for all taxes, duties and other government impositions on services provided under this Agreement, including, without limitation, income taxes, sales taxes, use taxes, value-added taxes and self-employment taxes. Consultant will not be treated as an employee of the Company or any other member of the PEI Group for tax purposes. Except as required under applicable law, the Company will not be required to withhold, report, collect or pay any taxes, duties and other government impositions on services supplied under this Agreement or otherwise on behalf of Consultant.

(f)Because Consultant is not an employee of the Company or any other member of the PEI Group, neither the Company nor any other member of the PEI Group will obtain workers’ compensation insurance for Consultant or be responsible for providing such insurance for Consultant. In addition, neither the Company nor any other member of the PEI Group will be responsible for providing any unemployment compensation insurance or benefits to Consultant.

(g)This Agreement is a personal service contract and only Consultant may, and will, perform the services. Consultant may not subcontract or delegate its duties to any employee, agent or other third party.

(h)Nothing in this Agreement shall be deemed to constitute a contract of employment. As of the Effective Date, Consultant acknowledges and agrees that Consultant serves as an independent Consultant for the Company and the other members of the PEI Group, subject to the terms of the Retirement Agreement. Consultant acknowledges and agrees that nothing set forth in this Agreement or the Retirement Agreement constitutes an offer of, or a contract for, Consultant’s services as an employee, and Consultant will not be afforded any rights or benefits as an employee during the Consulting Period or at all times thereafter unless otherwise engaged by the Company.

(i)Consultant will receive a fee for his services under this Agreement in the amount provided in the Retirement Agreement, but only if Consultant accepts and does not revoke the Retirement Agreement. By way of clarification, a revocation by the Consultant of the Retirement Agreement will release the Company from having to pay Consultant any fees or other consideration under this Agreement. This will be the sole compensation to Consultant for the services, and the Company will not be required to reimburse Consultant for any expenses nor to provide any equipment, tools or materials to Consultant in connection with the performance of the services.

7.	Obligations to Inform Others of Restrictions.

(a)In order to protect the rights of the Company or any other member of the PEI Group under this Agreement, Consultant agrees that:

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

(1)

During the Consulting Period and for a period of 24 months following the last day of the Consulting Period, Consultant shall provide the Company and Board with complete and accurate information concerning Consultant’s plans for employment or provision of other services (including, for the avoidance of doubt, consulting services) and shall inform any prospective or subsequent employer or entity of the restrictions contained in this Agreement or any other policy or agreement between Consultant and the Company and any other member of the PEI Group that may be in effect during the Consulting Period. Consultant understands that Consultant has a duty to contact the Company and Board if Consultant has any questions regarding whether or not conduct by Consultant would be restricted by this Agreement; and

(2)

Consultant shall make the terms and conditions of the restrictions in this Agreement known to any business, entity or persons engaged in activities competitive with the business of the Company or any other member of the PEI Group with which Consultant becomes associated during Consultant’s provision of services to the Company, during the Consulting Period and for a period of 24 months following the final day of the Consulting Period.

(b)The Company or Board may, in its sole and absolute discretion, permit Consultant to engage in work or activity that would otherwise be restricted by this Agreement, if Consultant first provides the Company and Board with written evidence satisfactory to the Company and Board, including assurances from any new employer or entity, that the contribution of Consultant’s knowledge to that work or activity will not cause Consultant to disclose, base judgment upon, or use Proprietary Information. Consultant shall not engage in such work or activity unless and until Consultant receives written consent from the Company and Board.

8.Assignment of Agreement. The Company may assign this Agreement, its rights, interests and remedies under this Agreement, and its obligations under this Agreement, at any time in the discretion of the Company and without notice to Consultant. The validity of this Agreement will not be affected by the sale (whether via a stock or asset sale), merger, or any other change in ownership of the Company. Consultant understands that Consultant’s obligations under this Agreement are personal, and that Consultant may not assign this Agreement, or any of Consultant’s rights, interests, or obligations under this Agreement.

9.Non-Waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder, will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein will be cumulative and in addition to any rights or remedies provided by law or equity.

10.Governing Law; Agreed Venue. This Agreement is made and entered into in the State of Illinois and in all respects the rights and obligations of the parties will be interpreted, enforced and governed in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Any and all lawsuits, legal actions or proceedings against either party arising out of this Agreement will be brought in the Lake County or federal court of competent jurisdiction sitting nearest to Lake County, Illinois, and each party hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suit, legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereinafter have to this choice of venue of any suit, legal action or proceedings in any such court and further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inappropriate forum.

11.Consent to Jurisdiction. The parties expressly consent to the exclusive jurisdiction of the state or federal courts of Illinois to resolve any and all disputes arising under the restrictions contained in Section 4 of this Agreement and hereby waive any right that they might have to object to jurisdiction or venue within such court or any defense based on the doctrine of forum non conveniens.

12.Entire Agreement. This Agreement, the 2019 Restrictive Covenants Agreement and the Retirement Agreement represent the entire agreement and understanding between Consultant and the

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

Between Pactiv Evergreen Inc. and John McGrath Page 9 of 14

                                                     EX-10.3

Attachment 1 to Retirement Agreement

Company with respect to the matters contained in this Agreement. Except as expressly provided herein, this Agreement supersedes any and all prior discussions, communications and agreements with respect to the subject matter of this Agreement. Any prior or contemporaneous discussions, communications or agreements about the subject matter of this Agreement have no effect, are not binding on either party and are superseded by this Agreement. No representation, promise, understanding, or warranty not set forth herein has been made or relied upon by either party in making this Agreement. No modification, amendment or addition will be valid, unless set forth in writing and signed by the party against whom enforcement of any such modification, amendment or addition is sought.

13.Counterparts & Signatures. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile, electronic (PDF, etc.) and other copies or duplicates of this Agreement are valid and enforceable as originals. Similarly, Agreements signed by hand, electronically (DocuSign or similar service), or, on behalf of the Company, by signature stamp, are valid and enforceable as original signatures.

14.Notice of Immunity. Consultant understands that nothing in this Agreement is intended to prohibit Consultant from disclosing information, including Proprietary Information, which is permitted to be disclosed by the Federal Defend Trade Secrets Act, which provides that an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret

(a) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Consultant understands that if Consultant files a lawsuit against the Company for retaliation based on the reporting of a suspected violation of law, Consultant may disclose a trade secret to Consultant’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. To the extent Consultant suspects a violation of the law, Consultant should report their suspicion to an officer of the Company or in accordance with relevant the Company policies.

15.Whistleblower Protection. Notwithstanding anything in this Agreement or otherwise, it is understood that Consultant has the right under federal law to certain protections for communicating directly with and providing information to the Company, Consultant’s supervisor(s), the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental authorities and self-regulatory organizations. As such, nothing in this Agreement nor otherwise is intended to prohibit Consultant from disclosing this Agreement to, or from communicating directly with or providing information to Consultant’s supervisor(s), the SEC or any other such governmental authority or self-regulatory organization. Consultant may communicate directly with or provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC or any other such governmental authority or self-regulatory organization without notifying the Company. The Company may not retaliate against Consultant for any of these activities, and nothing in this Agreement or otherwise would require Consultant to waive any monetary award or other payment that Consultant might become entitled to from the Company, the SEC or any other governmental authority.

16.Return of the Property or the Company or Any Other Member of PEI Group. At the request of the Company or Board (or, without any request, upon termination of the provision of consulting services to the Company), Consultant will immediately deliver to the Company (a) all property of the Company or any other member of the PEI Group that is then in Consultant’s possession, custody or control, including, without limitation, all keys, access cards, cell phones, tablets, computer hardware including but not limited to any hard drives, external storage devices, diskettes, fobs, laptops, tablets, computers and personal data assistants (and the contents thereof), internet connectivity devices, computer software and programs, data, materials, papers, books, files, documents, records; (b) any and all documents or other items containing, summarizing, or describing any Proprietary Information, including all originals and copies in whatever form; (c) any personal device that Consultant synced with or used to access any of the systems of the Company or any other member of the PEI Group for purpose of inspection and copying; and (d) a list of passwords or codes needed to operate or access any of the items referenced in this Section 16.

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

17.Promotional Materials. Consultant authorizes and consents to the creation and/or use of Consultant’s likeness as well as Consultant’s name by the Company or any other member of the PEI Group, and persons or organizations authorized by it, without reservation or limitation and without further consideration. Pursuant to this authorization and consent, the Company or any other member of the PEI Group may, for example, use Consultant’s likeness on its website, and publish and distribute advertising, sales, or other promotional literature containing a likeness of Consultant in the course of performing Consultant’s job duties. Consultant also waives any cause of action for personal injury and/or property damage by virtue of the creation and use of such a likeness. Property rights to any likeness of Consultant produced or prepared by the Company or any other member of the PEI Group, or any person or organization authorized by it, shall vest in and remain with the Company or any other member of the PEI Group. As used herein, “likeness” shall include a photograph, photographic reproduction, audio transmission, audio recording, video transmission and/or video recording, as well as any other similar medium.

18.Fair Meaning. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party.

19.Additional Consideration. Consultant understands that the Company’s obligations under the Retirement Agreement are conditioned upon Consultant signing this Agreement. Further, as a result of Consultant’s services as a consultant, Consultant shall be (or has been) given access to the Proprietary Information, provision of confidential information, opportunities for advancement, and opportunities to participate in confidential meetings and specialized training, which shall constitute independent consideration for the restrictions contained in this Agreement and would not be (or would not have been) given to Consultant without Consultant’s agreement to abide by the terms and conditions of this Agreement, including without limitation the ancillary obligations of confidentiality and non-disclosure. By initialing below, Consultant specifically acknowledges that Consultant has read, understands and agrees to this Section 19.

JM

Consultant initials

By executing this Agreement below, the parties confirm they have read, understood, and voluntarily agreed to be bound by the entire Agreement.

PACTIV EVERGREEN INC.

By:/s/ Steven Karl

Steven Karl

Chief Legal Officer and Corporate Secretary

CONSULTANT

     /s/ John McGrath

     John McGrath

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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                                                     EX-10.3

Attachment 1 to Retirement Agreement

•	Anchor
•	Berry Plastics
•	Cascade
•	CKF
•	Cool-Pak
•	D&W Fine Pak

Attachment 1

Non-Exclusive List of Competitor Companies

•	Dart Container Corporation
•	Direct Pack
•	Dolco
•	Dyne-a-Pak
•	Elopak
•	Fabri-Kal
•	Genpak
•	Georgia Pacific
•	Grupo Convernex
•	Hartmann
•	Huhtamaki
•	Inline Plastics
•	International Paper/IP Foodservice
•	LBP
•	Peninsula Packaging
•	Sabert
•	Sealed Air
•	Seda
•	Solo Cup Company
•	Tetra Pak
•	The Waddington Group

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

Between Pactiv Evergreen Inc. and John McGrath Page 12 of 14

                                                     EX-10.3

Attachment 1 to Retirement Agreement

Attachment 2

List of Confidential or Proprietary Information Belonging to Others

None.

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

Between Pactiv Evergreen Inc. and John McGrath Page 13 of 14

                                                     EX-10.3

Attachment 1 to Retirement Agreement

Attachment 3

List of Prior Inventions or Improvements

None.

Consulting and Restrictive Covenants Agreement Dated March 5, 2021

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